Q4 2015 Earnings Webinar February 10, 2016 Exhibit 99.2

Safe Harbor Language During today’s call we will be making both historical and forward-looking statements in order to help you better understand our business. These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today’s date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q, as well as our earnings press release issued earlier today. Mattersight Corporation undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by Mattersight Corporation. © 2016 Mattersight Corporation.

Discussion Topics Q4 Results, Highlights and Trends 2015 Accomplishments Workstyle Launch 2016 Guidance © 2016 Mattersight Corporation.

Q4 Results, Highlights and Trends

Q4…Record Results Across the Board Bookings Book of business Routing bookings New customer bookings Subscription revenues Revenues in deployment Total Account Opportunity 5 © 2016 Mattersight Corporation.

Double-Clicking on Q4 Routing Accomplishments “It’s Not Too Good To Be True…It’s Just True” New, Multi-million Dollar Routing Client © 2016 Mattersight Corporation.

Building Leadership in a Massive Market Opportunity… TAM $6.3B Total US Call Center Market 6 MILLION SEATS Target Market CCs with > 200 Seats 70 % Addressable Price $125/ USER/MO © 2016 Mattersight Corporation.

…With a Highly Differentiated Product Suite Routing Coaching Workstyle for CX Workstyle for CRM 2017 Analytics Mattersight is the ONLY vendor with Suite of Personality, Routing and Analytics Products “The concept of using this data to proactively match employees and customers can provide transformational benefit to organizations and the market is less than 1 % penetrated” - Gartner © 2016 Mattersight Corporation.

Q4 Results Overview Bookings Annual Contract Value (ACV) bookings for the fourth quarter were $7.0M ACV bookings for the last four quarters were $22.7M, a 30% year-over-year increase Book of Business Annualized Book of Business was $56.6M for the fourth quarter, a 32% year-over-year increase Revenues Total revenues for the fourth quarter were $10.4M, a 25% year-over-year increase Subscription revenues were a record $9.6M, up 30% on a year-over-year basis Adjusted EBITDA Q4 Adjusted EBITDA was ($1.7M) Other Metrics Gross margin was 72.1% in the fourth quarter 95% subscription retention 128% net account growth 9 © 2016 Mattersight Corporation.

Revenues in Deployment © 2016 Mattersight Corporation.

Discussion on Expenses

- Significant items impacting Q4 expenses
  - Workstyle product development: ~$250K
  - Increased commission expense: ~$225K
  - Accelerated deployment expense: ~$100K

- Outside of growing sales and marketing, expenses are expected to be held tight in 2016

Mattersight THE CHEMISTRY OF CONVERSATION

© 2016 Mattersight Corporation.

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Bookings Trends 12 © 2016 Mattersight Corporation.

Book of Business Trends © 2016 Mattersight Corporation.

Subscription Revenue Trends © 2016 Mattersight Corporation.

Total Revenue Trends © 2016 Mattersight Corporation.

Total Account Opportunity Trends © 2016 Mattersight Corporation.

Growth vs. Gross Margin Benchmarking Note: 2015E revenue growth and gross margins for 49 public SaaS companies per consensus estimates Source: Craig Hallum / S&P Capital IQ. High Growth, High Margin SaaS © 2016 Mattersight Corporation.

2015 Accomplishments

Significant Investments in Our Sales Engine

Sales Leadership


FARMER

Frank Suljic, SVP Strategic Sales
- Rejoined June 2015
- Led sales organizations at 6 start-ups and 3 of the largest software companies
- U of Chicago, MBA


HUNTER

Ryan Swanger, SVP National Sales
- Rejoined January 2015
- Ran eLoyalty salesforce for Teletech closing $75m in ACV in 2014
- U of Texas, Austin


HUNTER

Gregg Carman, SVP East Sales
- Rejoined January 2016
- Formerly CRO of Kaleo; Siebel/SAP/C3 Energy
- Ohio State


HUNTER

Matt Heller, VP Central Sales
- Joined January 2015
- 9 years regional sales management positions at Nuance
- Babson

Scaling the Team


HUNTER

Hired 5 new Hunters


FARMER

Hired 4 new Farmers

Customer & Marketing Leadership



Brian Study, Chief Customer Officer
- Joined in October 2015
- 8 years Chief Customer Officer SAVO
- Accenture/Deloitte
- Wharton undergrad



Jason Wesbecher, Chief Marketing Officer
- Rejoined January 2015
- Venture-backed SaaS CEO; Jive/Siebel/TIBCO
- Wharton undergrad

Mattersight THE CHEMISTRY OF CONVERSATION

© 2016 Mattersight Corporation.

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Ramped up Predictive Behavioral Routing in 2015 2X+ SOLD SEATS Made significant progress in many areas of PBR in 2015… 300%+ ROUTED CALLS FIXED AVAYA REPORTING 3X+ SCALING 50%+ INCREASED LIFT 20 © 2016 Mattersight Corporation.

Workstyle Launch

Background 2016 is “The Year of Emotion” Forrester, CEB and Temkin claim emotion as the next wave of CX How customers feel about interactions will increasingly drive loyalty Mattersight is uniquely positioned to capitalize on this wave Unique competency with PCM Increasing interest in PBR Strong demand for personality-based solutions 22 “We found that emotion, how an experience makes the customer feel, has a bigger influence on their loyalty to a brand than either of the other two factors. Emotion was the #1 factor in customer loyalty across 17 of the 18 industries that we studied this time around.”   Megan Burns, Principal Analyst Serving CX Professionals, July 2015 © 2016 Mattersight Corporation.

Our Personality Vision 23 Routing Coaching Workstyle for CX Workstyle for CRM 2017 Analytics Mattersight is the ONLY vendor with Suite of Personality, Routing and Analytics Products © 2016 Mattersight Corporation.

What is Workstyle?

- Workstyle is a lightweight SaaS app
  - Workstyle is an engaging app that sits in front of agents everyday teaching & reinforcing personality concepts
  - Reporting and analytics connect agent performance opptys with targeted learning pathways
  - Workstyle becomes a natural bridge from Routing to Performance Mgmt

- Workstyle helps agents build personality acuity so they can better connect with customers & co-workers
  - Deep reference content across the 6 styles
  - Multimedia quizzes, points, in-app rewards
  - Team analytics & leaderboards
  - Email badges for sharing

Mattersight
THE CHEMISTRY OF CONVERSATION
© 2016 Mattersight Corporation.
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Product Tour: About Me © 2016 Mattersight Corporation.

Product Tour: My Performance © 2016 Mattersight Corporation.

Workstyle Strategic Impact Extract more value out of Routing seats & make them stickier Accelerate market awareness of personality as a strategic lever for CX Lightweight tool to boost inbound lead gen Expansion opportunities into CRM © 2016 Mattersight Corporation.

2016 Guidance

2016 Goals and Outlook General Commentary The large deals sold in Q3/Q4 2015 will begin to show significant impact in Q2 Strong Q1/Q2 pipeline expected to drive further growth in back half of 2016 Expect to experience a significant increase in mix of subscription revenues due to increased routing and renewal revenues, neither having deployment fees Financial Goals >$60M Q4 revenue run rate EBITDA breakeven in Q3 Operating cash flow breakeven in Q4 EBITDA breakeven for whole year Guidance 30% - 35% growth in Book of Business 35% - 40% growth in subscription revenues 30% growth in total revenues 74% -76% gross margin © 2016 Mattersight Corporation.

Q&A

Thank You Kelly Conway 847.582.7200 kelly.conway@mattersight.com David Gustafson 847.582.7016 david.gustafson@mattersight.com Sheau-ming Ross 312.454.3594 sheau-ming.ross@mattersight.com © 2016 Mattersight Corporation.